UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

CB RICHARD ELLIS REALTY TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CB Richard Ellis Realty Trust

47 Hulfish Street, Suite

210 Princeton, NJ 08542

April 20, 2011

Dear Shareholder:

You are invited to attend the annual meeting of shareholders of CB Richard Ellis Realty Trust. This year’s meeting will be held on Friday, June 17, 2011 at 1:00 p.m., local time, at the Nassau Inn, Ten Palmer Square, Princeton, New Jersey 08542-3712.

The attached proxy statement, with the accompanying notice of the meeting, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to take part in the affairs of our company by voting on the matters described in the accompanying proxy statement. We hope that you will be able to attend the meeting. Our trustees and management team will be available to answer questions. Afterwards, there will be a vote on the matters set forth in the accompanying proxy statement.

Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible or authorize your proxy by calling the toll-free telephone number or via the Internet. The enclosed proxy card contains instructions regarding all three methods of authorizing your proxy. If you attend the meeting, you may continue to have your common shares voted as instructed in the proxy or you may revoke your proxy at the meeting and vote your common shares in person. We look forward to seeing you at the meeting.

Sincerely,

Jack A. Cuneo

Chairman of the Board of Trustees,

President and Chief Executive Officer

ELECTRONIC AND TELEPHONE PROXY AUTHORIZATION

CB Richard Ellis Realty Trust’s shareholders of record on the close of business on April 1, 2011, the record date for the 2011 annual meeting of shareholders, may authorize their proxies to vote their shares by mail, telephone or Internet by following the instructions on their proxy card. If you have any questions regarding how to authorize your proxy by telephone or by Internet, please call Broadridge Financial Solutions, Inc., the firm assisting us with the solicitation of proxies, toll-free at 1-866-776-7030.

CB RICHARD ELLIS REALTY TRUST

47 Hulfish Street, Suite 210

Princeton, NJ 08542

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on June 17, 2011

The 2011 annual meeting of shareholders of CB Richard Ellis Realty Trust, a Maryland real estate investment trust, will be held on Friday, June 17, 2011 at 1:00 p.m., local time, at the Nassau Inn, Ten Palmer Square, Princeton, New Jersey 08542-3712. At the annual meeting, shareholders will be asked to consider and vote upon the following proposals:

(1)	To elect all trustees to serve until the 2012 annual meeting of shareholders and until their successors are duly elected and qualify;

(2)	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

(3)	To act upon any other matters that may properly be brought before the annual meeting or at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the annual meeting may be adjourned, or to which the annual meeting may be postponed.

Our Board of Trustees has fixed the close of business on April 1, 2011, as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting, and at any adjournments or postponements thereof. Only shareholders of record of our common shares at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.

You are requested to complete and sign the enclosed form of proxy, which is being solicited by our Board of Trustees, and to mail it promptly in the enclosed postage-prepaid envelope or authorize your proxy by calling the toll-free number or via the Internet. The enclosed proxy card contains instructions regarding all three methods of authorizing your proxy. Any proxy may be revoked by delivery of a later dated proxy. In addition, shareholders of record who attend the annual meeting may vote in person, even if they have previously delivered a signed proxy.

By Order of our Board of Trustees,

Laurie E. Romanak

Secretary

Los Angeles, California

April 20, 2011

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on June 17, 2011.

This proxy statement and our 2010 Annual Report to Shareholders are available at

http://www.proxyvote.com

Whether or not you plan to attend the annual meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided or authorize your proxy by telephone or Internet following the instructions on your proxy card. For specific instructions on authorizing your proxy, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. If you attend the annual meeting, you may vote in person if you wish, even if you have previously signed and returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

- i -

CB RICHARD ELLIS REALTY TRUST

47 Hulfish Street, Suite 210

Princeton, NJ 08542

PROXY STATEMENT

FOR OUR 2011 ANNUAL MEETING OF SHAREHOLDERS

to be held on June 17, 2011

We are sending this proxy statement and the enclosed proxy card to our shareholders on or about April 29, 2011 in connection with the solicitation of proxies by the Board of Trustees of CB Richard Ellis Realty Trust, a Maryland real estate investment trust, for use at the 2011 annual meeting of shareholders to be held on Friday, June 17, 2011, at 1:00 p.m., local time, at the Nassau Inn, Ten Palmer Square, Princeton, New Jersey 08542-3712 or at any postponement or adjournment of the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the meeting?

If our records show that you were a holder of our common shares at the close of business on April 1, 2011, which is referred to in this proxy statement as the record date, you are entitled to receive notice of the meeting and to vote the common shares that you held on the record date. Each outstanding common share entitles its holder to cast one vote for each matter to be voted upon.

What is the purpose of the meeting?

At the annual meeting, you will be asked:

¡	to elect all trustees to serve until the 2012 annual meeting of shareholders and until their successors are duly elected and qualify;

¡	to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

¡	to act upon any other matters that may properly be brought before the annual meeting or at any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person or by proxy, of holders of a majority of the total number of outstanding common shares entitled to vote at this meeting is necessary to constitute a quorum for the transaction of business at the meeting. As of the record date, there were 172,763,095 common shares outstanding and entitled to vote at the meeting.

What vote is needed to approve each proposal?

A majority of all of the votes cast at the meeting at which a quorum is present is necessary for the election of the trustees, the ratification of our independent registered public accounting firm and the approval of any other matters properly presented at the meeting for shareholder approval. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote “for” or “against” any matter being voted on at the annual meeting and will not be counted as “votes cast.” Therefore, abstentions will have no effect on any of the proposals, assuming a quorum is present. Broker “non-votes,” or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions for purposes of the annual meeting. None of the proposals, if approved, entitle any of our shareholders to appraisal rights under Maryland law or our declaration of trust.

Can I change my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

¡	filing a written notice revoking the proxy with our secretary at our address;

¡	properly signing and forwarding to us a proxy with a later date; or

¡	appearing in person and voting by ballot at the meeting.

If you attend the meeting, you may vote in person whether or not you have previously given a proxy, but your presence (without further action) at the meeting will not constitute revocation of a previously given proxy.

How do I vote?

Voting in Person at the Meeting. If you are a registered shareholder and attend the annual meeting, you may vote in person at the meeting. If your common shares are held in street name and you wish to vote in person at the meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your common shares of record.

Voting by Proxy for Shares Registered Directly in the Name of the Shareholder. If you hold your common shares in your own name as a holder of record with our transfer agent, Boston Financial Data Services, Inc., you may instruct the proxy holders named in the enclosed proxy card how to vote your common shares in one of the following ways:

¡

By Mail. If you would like to authorize a proxy to vote your shares by mail, then please mark, sign and date your proxy card and return it promptly to our proxy tabulator Broadridge Financial Solutions, Inc., in the postage-paid envelope provided.

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By Telephone. You may authorize a proxy to vote your shares by telephone by calling the toll-free number listed on your proxy card. Telephone proxy authorization is available 24 hours per day until 11:59 p.m., local time, on June 16, 2011. When you call, please have your proxy card in hand, and you will receive a series of voice instructions which will allow you to authorize a proxy to vote your common shares. You will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE A PROXY TO VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

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By Internet. You also have the option to authorize a proxy to vote your shares via the Internet. The website for Internet proxy authorization is printed on your proxy card. Internet proxy authorization is available 24 hours per day until 11:59 p.m., local time, on June 16, 2011. As with telephone proxy authorization, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE A PROXY VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

Voting by Proxy for Shares Registered in Street Name. If your common shares are held in street name, you must return the enclosed Voting Instruction Form in order to have your common shares voted on all items. Only your broker, bank or other nominee holder can vote your shares. In order for your shares to be voted on all items you must return your voting instructions.

Please see the enclosed proxy card for further instructions on how to submit your vote. If you have any questions regarding how to authorize its proxy by telephone or by Internet, please call Broadridge Financial Solutions, Inc., the firm assisting us with the solicitation of proxies, toll-free at 1-866-776-7030.

How is my vote counted?

If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the meeting, or authorize your proxy to vote your shares electronically through the Internet or by telephone, the common shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common shares will be voted for the election of the nominees for the trustees named in this proxy statement, for ratification of our Audit Committee’s selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 and as recommended by our Board of Trustees with regard to all other matters in its discretion. It is not anticipated that any matters other than those set forth in the proxy statement will be presented at the meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, no shareholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the meeting.

What other information should I review before voting?

For your review, our 2010 annual report, including financial statements for the fiscal year ended December 31, 2010, is being mailed to you concurrently with the mailing of this proxy statement. You may also obtain, free of charge, a copy of our 2010 annual report on our website at http://www.CBRERealtyTrust.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities Exchange Commission, or the SEC. You may also obtain a copy of our Annual Report on Form 10-K, which contains additional information about our company, free of charge, by directing your request in writing to CB Richard Ellis Realty Trust, 47 Hulfish Street, Suite 210, Princeton, NJ 08542, Attention: Laurie E. Romanak. The 2010 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation material.

Who is soliciting my proxy?

Solicitation of proxies will be primarily by mail and telephone. However, our trustees and officers, certain employees of CBRE Advisors LLC, our Investment Advisor, or one of its affiliates and certain employees of CNL Securities Corp., our Dealer Manager, also may solicit proxies by telephone, Internet, telegram or in person. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by us. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of us, to the beneficial owners of shares held of record by such persons. We have formally engaged Broadridge Financial Solutions, Inc. a professional proxy solicitation firm, or our Proxy Soliciting Firm, to aid in the solicitation of proxies at a base fee of $2,500 plus: additional fees ranging from $0.50 to $3.75 per contact with shareholders via telephone and other related matters, if required in the solicitation; and reimbursement of reasonable out of pocket expenses.

No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized and the delivery of this proxy statement shall, under no circumstances, create any implication that there has been no change in our affairs since the date hereof.

PROPOSAL 1: ELECTION OF TRUSTEES

Our Board of Trustees currently consists of five members each serving for a term of one year and until their successors are duly elected and qualify. The term expires at each annual meeting of shareholders.

At the annual meeting, all of the trustees, will be elected to serve until the 2012 annual meeting and until their successors are duly elected and qualify. Our Board of Trustees has nominated Jack A. Cuneo, Charles E. Black, Martin A. Reid, James M. Orphanides and Peter E. DiCorpo to serve as trustees. Our Board of Trustees anticipates that each nominee will serve, if elected, as a trustee. However, if either nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as our Board of Trustees may select.

The Board of Trustees unanimously recommends a vote “FOR” each nominee.

Information Regarding the Nominees and the Continuing Trustees

The following table and biographical descriptions set forth certain information with respect to each nominee for election as a trustee at the 2011 annual meeting, based upon information furnished by each trustee. The biographical descriptions for each nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by our Board of Trustees that such person should serve as a trustee.

Name	Age	Position
Jack A. Cuneo	63	Chairman of the Board of Trustees, President and Chief Executive Officer
Charles E. Black	62	Trustee*
Martin A. Reid	55	Trustee*
James M. Orphanides	60	Trustee*
Peter E. DiCorpo	39	Trustee

*	Denotes independent trustee

Jack A. Cuneo. Mr. Cuneo has been the Chairman of our Board of Trustees since January 2009 and our President and Chief Executive Officer and the President and Chief Executive Officer of our Investment Advisor since March 2004. Mr. Cuneo is also an Executive Managing Director of CB Richard Ellis Investors L.L.C., or CBRE Investors. Mr. Cuneo has over 41 years of experience in the real estate industry and had been involved in a wide range of real estate investment activity including acquisitions, development, joint venture structuring, property sales, work outs and private equity financing for REITs and real estate operating companies. Prior to joining CBRE Investors in June 2003, Mr. Cuneo served as President of Cuneo Capital Group which engaged in advisory and private equity investment activities from 2002 to 2003. Mr. Cuneo also spent 26 years at Merrill Lynch where he served from 1997 to 2000 as the Chairman and Chief Executive Officer of Merrill Lynch Hubbard, a real estate investment subsidiary which acquired, operated and sold over 100 properties valued at $1.8 billion on behalf of over 240,000 individual investors. Mr. Cuneo was a Managing Director of the Global Real Estate and Hospitality Group at Merrill Lynch from 2000 to 2002 where he led private equity, advisory and asset sales activities. He is a member of the Urban Land Institute (ULI), the Policy Advisory Board at the Haas School of Business, University of California at Berkeley and the Real Estate Board of New York. Mr. Cuneo received a B.A. from City College of New York and pursued graduate studies at the University of Massachusetts at Amherst.

Charles E. Black. Mr. Black has been one of our trustees since June 2004. Mr. Black is an attorney in private practice who represents developers, land owners and businesses in the development, entitlement, financing and implementation of politically sensitive, public and private real estate projects through the firm, Luce, Forward, Hamilton & Scripps LLP, where Mr. Black is of counsel. Mr. Black’s area of special focus in the real estate industry relates to structuring the entitlement and financing of large public/private mixed-use developments anchored by sports venues, convention centers and other public facilities. Mr. Black is the Chief Executive Officer of CB Urban Development, a development company he founded in 2007 which specializes in mixed-use urban development projects. Prior to that, Mr. Black was the Regional Senior Vice President (San Diego region) of The Irvine Company. Prior to joining The Irvine Company in March 2006, Mr. Black was the Executive Vice President of JMI Realty, where he had overall management responsibility for the development of Petco Park, the $450 million San Diego Padres baseball park that was completed in February 2004. Prior to joining JMI Realty in 2002, Mr. Black was the President and Chief Operating Officer of the San Diego Padres Baseball Club. From 1991 to 2002, Mr. Black was a partner in the law firm of Gray, Cary, Ware and Freidenrich, where his areas of expertise included real estate acquisition and development, urban planning and development law and development financing. Mr. Black is a member of the Urban Land Institute (ULI) and the land economics society Lambda Alpha. Mr. Black received a B.S. from the United States Air Force Academy and a J.D. from the University of California at Davis.

Martin A. Reid. Mr. Reid has been one of our trustees since March 2005. Mr. Reid is the Executive Vice President, Development and Acquisitions at Interstate Hotels & Resorts where he focuses on sourcing and acquiring hotels and identifying management contract opportunities. Prior to joining Interstate, Mr. Reid was a partner in Cheswold Real Estate Investment Management. Prior to joining Cheswold, Mr. Reid was the Chief Executive Officer of the General Partner of Redstone Hotel Partners, advising on hotel transactions and fund raising activities. From 1998 until 2006, Mr. Reid was a Managing Director of Thayer Lodging where he was responsible for acquisitions and dispositions. Mr. Reid has a broad professional background in real estate investment, capital markets and finance, including experience in public accounting and financial reporting. Prior to joining Thayer Lodging in 1998, Mr. Reid spent four years as a Principal at LaSalle Advisors in Baltimore, Maryland, successor through merger to Alex. Brown Kleinwort Benson, where he originated and closed real estate transactions for pension fund clients. Prior to his tenure with LaSalle, Mr. Reid spent several years in acquisitions and dispositions with real estate investment and advisory affiliates of Merrill Lynch & Co. and Chase Manhattan Bank, where he was involved in the acquisition of several office, retail and residential properties and portfolios. Mr. Reid received a B.S. in Accounting from the State University of New York at Albany and an M.B.A. in Financial Management from Pace University. Mr. Reid is a Member of the American Institute of Certified Public Accountants and is a Full Member of the Urban Land Institute (ULI).

James M. Orphanides. Mr. Orphanides has been one of our trustees since October 2005. Since January 2010, Mr. Orphanides has been a Partner and the President of Centurion Holdings LLC. Mr. Orphanides has been retired from First American Title Insurance Company of New York since 2008 where he had served as Chairman Emeritus and as a director until the company merged with its parent, First American Title Insurance Company in November 2010. Mr. Orphanides worked for First American since 1992 in key executive positions including, from 1996 through 2007, as President, Chief Executive Officer and Chairman of the Board. Prior to joining First American, Mr. Orphanides was a Principal and President of Preferred Land Title Services, Inc. from 1982 to 1992. Mr. Orphanides was an executive at Commonwealth Land Title Insurance Company from 1979 to 1982 and an executive at Chicago Title Insurance Company from 1972 to 1979. Mr. Orphanides was a trustee of Wilshire Enterprises, Inc. from January 2009 through January 2010 where he was a member of the Audit committee and chaired strategic planning. Mr. Orphanides has been actively involved in many non-for profit organizations. Currently, Mr. Orphanides sits on the Boards of: the Foundation for Medical Evaluation and Early Detection, Citizen Budget Commission, The American Ballet Theatre and CUNY TV Foundation. Mr. Orphanides is also a member of the Hellenic American Bankers Association (HABA) and the Economic Club of New York; TPC Golf Club at Jasna Polana in Princeton, New Jersey; the Nassau Club in Princeton, New Jersey and the Union League Club in New York City. Mr. Orphanides received a B.A. from Heidelberg College and an M.A. from Queens College of New York.

Peter E. DiCorpo. Mr. DiCorpo has been one of our trustees since March 2009. Mr. DiCorpo joined CBRE Investors in 2008 as Global Chief Operating Officer. In this capacity, he is responsible for the global execution of the company’s business plan and oversight of day-to-day business operations. He is a member of the firm’s Executive Committee and Global Leadership Team. Mr. DiCorpo is a seasoned real estate professional who has a broad range of experience in many facets of the industry, including accounting, auditing and operations experience. He joined CBRE Investors from AIG Global Real Estate Investment Corp., where he served in various capacities since 1995, including Chief Administrative Officer. He also served as Head of Residential Production where he created a national investment team and oversaw all multifamily investments. Mr. DiCorpo earned a B.A. degree in Mathematical Economics from Colgate University, a M.S. in Professional Accounting from the University of Hartford and an M.B.A. in Finance and Management from New York University Stern School of Business.

Biographical Information Regarding Executive Officers Who Are Not Trustees

Laurie E. Romanak. Ms. Romanak has been our Senior Vice President, Chief Financial Officer and Secretary and a Managing Director of the Investment Advisor since March 2004. Ms. Romanak is also the Executive Managing Director and Global Head of Investment Reporting of CBRE Investors and is responsible for global accounting/reporting and finance activities for the organization’s approximately $37.6 billion real estate investment portfolio. Ms. Romanak directs fund accounting and administration for the firm’s offices in the US, Asia and Europe. Ms. Romanak joined CBRE Investors in 1986 and has served in her current role since 1995. Ms. Romanak is a C.P.A. and has more than 25 years of experience in the commercial real estate industry. Ms. Romanak previously served on the Board of Directors of the National Council of Real Estate Investment Fiduciaries (NCREIF) and as its past President, and is an active member of the National Association of Real Estate Investment Managers (NAREIM). Ms. Romanak received a B.B.A. from the University of Michigan at Ann Arbor. Ms. Romanak is 51 years old.

Philip L. Kianka. Mr. Kianka has been our Executive Vice President and Chief Operating Officer since October 2008. Mr. Kianka has also been the Director of Operations of the Investment Advisor since January 2006. Mr. Kianka is also a Managing Director of CBRE Investors. Mr. Kianka has over 27 years of experience in acquisitions, asset and portfolio management, development and dispositions of real estate. Prior to joining the Investment Advisor, Mr. Kianka was a Vice President and senior asset manager for Lexington Corporate Properties Trust from 1997 to December 2005. Mr. Kianka also spent 13 years as Vice President at Merrill Lynch Hubbard, a real estate investment subsidiary of Merrill Lynch, which acquired, operated and sold over 100 properties valued at $1.8 billion on behalf of over 240,000 investors. Mr. Kianka received a B.A. and a MARCH from Clemson University in Clemson, South Carolina and is a licensed architect and member of the American Institute of Architects. Mr. Kianka is 54 years old.

Our Board of Trustees and its Committees

Our Board of Trustees presently consists of five members. Our Board of Trustees has affirmatively determined that Messrs. Charles E. Black, Martin A. Reid and James M. Orphanides, representing a majority of its members, are “independent trustees,” as such term is defined by the applicable rules of the Securities and Exchange Commission, or the SEC, and our declaration of trust. Our Board of Trustees held 16 meetings during fiscal year 2010. Each of the trustees attended at least 75% of the total number of meetings of our Board of Trustees held during 2010. For a discussion of our Board of Trustees leadership structure and role in risk oversight, see “Corporate Governance Matters” in this proxy statement.

Audit Committee. We have a standing Audit Committee, consisting of Messrs. Reid (Chairman) and Black, each of whom is “independent” as such term is defined by the applicable rules of the SEC and our declaration of trust. Our Board of Trustees has determined that Mr. Martin A. Reid is an “audit committee financial expert,” as defined in the rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002, as amended. Our Audit Committee’s primary function is to assist our Board of Trustees in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the shareholders and others, the system of internal controls that management has established, and the audit and financial reporting process. Our Board of Trustees has approved a written charter for our Audit Committee, a copy of which is available on our website at http://www.CBRERealtyTrust.com. Additional information regarding the functions performed by our Audit Committee is set forth in the “Audit Committee Report” included in this annual proxy statement. Our Audit Committee held five meetings during fiscal year 2010. Each of the committee members attended at least 75% of the total number of meetings of our Audit Committee held during 2010.

Compensation Committee. We have a standing Compensation Committee, consisting of Messrs. Black (Chairman) and Reid, each of whom is “independent” as such term is defined by the applicable rules of the SEC and our declaration of trust. Our Compensation Committee’s primary function is to administer the granting of equity awards to our independent trustees and executive officers, and to selected employees of our Investment Advisor based upon recommendations from our Investment Advisor and to set the terms and conditions of such equity awards in accordance with our equity incentive plan that the compensation committee administers. In addition, our Compensation Committee reviews the compensation and fees payable to our Investment Advisor under our advisory agreement and reviews the Compensation Discussion and Analysis for inclusion in this annual proxy statement. Our Board of Trustees has approved a written charter for our Compensation Committee, a copy of which is available on our website at http://www.CBRERealtyTrust.com. Our Compensation Committee held two meetings during fiscal year 2010. Each of the committee members attended at least 75% of the total number of meetings of our Compensation Committee held during 2010.

Conflicts Committee. We have a standing Conflicts Committee, consisting of Messrs. Orphanides (Chairman), Reid and Black, each of whom is “independent” as such term is defined by the applicable rules of the SEC and our declaration of trust. Our Conflicts Committee’s primary function is to review and approve specific matters that our Board of Trustees believes may involve conflicts of interest and to determine whether the resolution of the conflict of interest is fair and reasonable to us and our shareholders. Our Conflicts Committee is responsible for reviewing and approving the terms of all transactions between us and our Investment Advisor or its affiliates or any member of our Board of Trustees, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions and the annual renewal of the advisory agreement between us and our Investment Advisor. Our Conflicts Committee is responsible for reviewing our Investment Advisor’s performance and the fees and expenses paid by us to our Investment Advisor. Our Board of Trustees has approved a written charter for our Conflicts Committee, a copy of which is available on our website at http://www.CBRERealtyTrust.com. Our Conflicts Committee held three meetings during fiscal year 2010. Each of the committee members attended at least 75% of the total number of meetings of our Conflicts Committee held during 2010.

Nominating Committee. We do not have a standing nominating committee. Our Board of Trustees has determined that it is appropriate for us not to have a nominating committee because all of the matters which a nominating committee would be responsible for are presently considered by all the members of our Board of Trustees, including all of our independent trustees. Nominations of individuals for election to our Board of Trustees and the proposal of business to be considered by our shareholders may be made at an annual meeting of shareholders (i) pursuant to our notice of meeting, (ii) by or at the direction of our Board of Trustees or (iii) by any shareholder of our company who was a shareholder of record both at the time of the giving of notice and at the time of the annual meeting of shareholders, who is entitled to vote at the meeting and who complied with the notice procedures set forth in our bylaws. Each member of our Board of Trustees participates in the consideration of trustee nominees. Our Board of Trustees does not have any minimum qualifications with respect to board nominees. However, our Board of Trustees considers many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other board members and the candidate’s willingness to devote substantial time and effort to board responsibilities. Our Board of Trustees does not have a formal written policy with regard to the consideration of diversity in identifying trustee nominees, although it may consider diversity when identifying and evaluating proposed trustee candidates. Because our Board of Trustees is relatively small, it may not always be possible to recruit a trustee who has the skills and experience needed by our Board of Trustees at that time and who also enhances the diversity of the board. Nevertheless, considerations of diversity will continue to be important factors in identifying and recruiting new trustees.

Special Committee. In addition to the standing committees of our Board of Trustees, in 2010, our Board of Trustees established a Special Committee consisting of Messrs. Black (Chairman) Reid and Orphanides, each of whom is “independent” as such term is defined by the applicable rules of the SEC and our declaration of trust. The Special Committee was established to explore and review our strategic alternatives and liquidity events in accordance with our investment objectives set forth in our declaration of trust. The Special Committee met four times in 2010. Each of the committee members attended at least 75% of the total number of meetings of the Special Committee held during 2010.

Compensation of Trustees

Trustees of our company who are not independent receive no additional compensation for their services as trustees. The following table sets forth the compensation earned by our independent trustees for the year ended December 31, 2010:*

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Charles E. Black	$64,500	$80,000	—	$144,500
Martin A. Reid	$68,750	$80,000	—	$148,750
James M. Orphanides	$55,250	$80,000	—	$135,250

*

The columns “Option Awards,” “Non-Equity Incentive Plan Compensation,” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” were omitted from this table as no such compensation was earned by our independent trustees for the year ended December 31, 2010.

(1)

On April 20, 2010, we awarded each of our independent trustees equity grants under our 2004 equity incentive plan on the following terms: (i) each award was for $80,000 in restricted common shares (or 8,000 shares at $10.00 per share) for a total of $240,000; (ii) each award vested in its entirety, upon issuance; and (iii) the independent trustee may not redeem any of the restricted common shares prior to the third anniversary of date of issuance, but he retains the rights to dividends declared and paid during such restriction period.

For the 2010 fiscal year, we paid each of our independent trustees $40,000 per year and $1,000 per regularly scheduled committee meeting attended (other than those meetings of the Special Committee that were held in conjunction with meetings of the Board of Trustees) and $1,000 per special board meeting attended whether held in person or by telephone conference. The chairperson of the Audit Committee is entitled to an additional annual fee of $7,500, the chairperson of the Compensation Committee is entitled to an additional annual fee of $5,000 and the chairperson of the Special Committee is entitled to an additional annual fee of $10,000. Members of the Special Committee (other than the chairperson) are entitled to an additional annual fee of $5,000. All trustees receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Trustees. If a trustee also is an officer of ours, we do not pay separate compensation for those services rendered as a trustee.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected the accounting firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011, subject to ratification of this appointment by our common shareholders. Action by shareholders is not required by law in the appointment of an independent registered public accounting firm, but its appointment is submitted by our Board of Trustees in order to give the shareholders a voice in the designation of auditors. If the appointment is not ratified by the shareholders, our Board of Trustees will reconsider its choice of Deloitte & Touche LLP as our independent registered public accounting firm. Deloitte & Touche LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our company or any of our subsidiaries in any capacity. Deloitte & Touche LLP has served as our independent registered public accounting firm since July 1, 2004 and audited our consolidated financial statements for the five years ended December 31, 2010.

A representative of Deloitte & Touche LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fee Disclosure

The following table lists the fees for services rendered by our independent registered public accounting firm for the years ended December 31, 2010 and 2009:

Services	2010	2009
Audit Fees(1)	$660,000	$660,000
Audit Related Fees(2)	162,000	172,000
Tax Fees(3)	290,000	190,000
All Other Fees	—	—

Total	$1,112,000	$1,022,000

(1)

Audit fees billed in 2010 and 2009 consisted of the audit of our annual consolidated financial statements, acquisition audits, reviews of our quarterly consolidated financial statements, statutory and regulatory audits, consents and other services related to filings with the SEC.

(2)	Audit-related fees consist of Sarbanes Oxley compliance review and consultation.

(3)	Tax services consist of tax compliance, preparation, planning and advice.

Pre-Approval Policies and Procedures of our Audit Committee

Our Audit Committee must pre-approve, to the extent required by applicable law, all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if (i) the aggregate amount of all such non-audit services constitutes less than 5% of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (ii) we did not recognize such services at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to our Audit Committee’s attention and approved prior to the completion of the audit by our Audit Committee or any of its member(s) who has authority to give such approval. None of the fees reflected above were approved by our Audit Committee pursuant to this de minimis exception. Our Audit Committee may delegate to one or more of its members the authority to grant pre-approvals. All services provided by Deloitte & Touche LLP in 2010 were pre-approved by our Audit Committee.

Our Board of Trustees unanimously recommends a vote “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The following is a report by our Audit Committee regarding the responsibilities and functions of our Audit Committee. This report shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference in any such document.

Our Audit Committee oversees our financial reporting process. Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, our Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2010 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Our Audit Committee reviewed with the independent registered public accounting firm, who are responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as currently in effect. Our Audit Committee received the written disclosure and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, as currently in effect, discussed with our independent registered public accounting firm the auditors’ independence from both management and our company and considered the compatibility of our independent registered public accounting firm’s provision of non-audit services to our company with their independence.

Our Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. Our Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting, including off-balance sheet investments.

In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board of Trustees (and our Board of Trustees has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

The members of our Audit Committee are not professionally engaged in the practice of auditing or accounting. Committee members rely, without independent investigation or verification, on the information provided to them and on the representations made by management and our independent registered public accounting firm. Accordingly, our Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that Deloitte & Touche LLP is in fact “independent.”

Submitted by our Audit Committee

Martin A. Reid (Chairman)

Charles E. Black

CORPORATE GOVERNANCE MATTERS

We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board of Trustees consists of a majority of independent trustees. You are encouraged to visit our website at http://www.CBRERealtyTrust.com to view or to obtain copies of our committee charters, code of business conduct and ethics and our whistleblowing and whistleblower protection policy. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You may also obtain, free of charge, a copy of our committee charters, code of business conduct and ethics and our whistleblowing and whistleblower protection policy by directing your request in writing to CB Richard Ellis Realty Trust, 47 Hulfish Street, Suite 210, Princeton, NJ 08542, Attn: Laurie E. Romanak. Additional information relating to the corporate governance of our company is also included in other sections of this proxy statement.

Code of Business Conduct and Ethics

Our Board of Trustees has adopted a code of business conduct and ethics that applies to our trustees, executive officers and officers and employees of our Investment Advisor. Among other matters, our code of business conduct and ethics was designed to deter wrongdoing and to assist our trustees, executive officers and officers and employees of our Investment Advisor in promoting honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the code to appropriate persons identified in the code; and accountability for adherence to the code.

Audit Committee Financial Expert

Our Board of Trustees has determined that our Audit Committee has at least one “audit committee financial expert,” as defined in Item 407(d)(5) of SEC Regulation S-K, such expert being Mr. Martin A. Reid, and that he is “independent” as such term is defined by the applicable rules of the SEC and our declaration of trust. Mr. Reid has agreed to serve as our audit committee financial expert.

Communications with our Board of Trustees

We have a process by which shareholders and/or other parties may communicate with our Board of Trustees, our independent trustees as a group or our individual trustees. Any such communications may be sent to our Board of Trustees by U.S. mail or overnight delivery and should be directed to Laurie E. Romanak at CB Richard Ellis Realty Trust, 47 Hulfish Street, Suite 210, Princeton, NJ 08542, who will forward such communications on to the intended recipient. Any such communications may be made anonymously.

Whistleblowing and Whistleblower Protection Policy

Our Audit Committee has adopted the following procedures set forth in this policy for (1) the anonymous and confidential submission by employees of complaints or concerns regarding questionable accounting and auditing matters, and (2) the receipt, retention and treatment of employee complaints or concerns regarding such matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of our company, you may do so in writing to the Chairman of our Audit Committee, c/o Secretary, CB Richard Ellis Realty Trust, 47 Hulfish Street, Suite 210, Princeton, NJ 08542. Any such communications may be made anonymously.

Trustee Attendance at Annual Meetings

We encourage each member of our Board of Trustees to attend each annual meeting of shareholders. Each member of our Board of Trustees attended our 2010 annual meeting of shareholders.

Executive Sessions of Independent Trustees

The independent trustees serving on our Board of Trustees meet in executive session after each regularly scheduled meeting of our Audit Committee, and from time to time, our Board of Trustees, without the presence of any trustees or other persons who are part of our management. The executive sessions regularly are chaired by the chair of the board committee having jurisdiction over the particular subject matter to be discussed at the particular session or portion of a session.

Leadership Structure of our Board of Trustees

Our Board of Trustees recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. Our Board of Trustees understands that there is no single, generally accepted approach to providing board leadership and that given the dynamic and competitive environment in which we operate, the appropriate leadership structure may vary as circumstances warrant.

Mr. Cuneo has served as the Chairman of our Board of Trustees since January 2009 and as our President and Chief Executive Officer since our formation in March 2004. Mr. Robert H. Zerbst, our previous Chairman, served in that role until he retired as Chairman of CB Richard Ellis Investors, LLC, our sponsor, in January 2009. Our Board of Trustees does not believe that the roles of Chairman and Chief Executive Officer must be combined, and may in the future separate these roles. At this time, however, our Board of Trustees believes that our company and our shareholders’ best interests are served by having Mr. Cuneo serve as our Chairman of the Board, President and Chief Executive Officer.

Mr. Cuneo has over 41 years of experience in the real estate industry where he has been involved in a wide range of real estate investment activity including acquisitions, development, joint venture structuring, property sales, work outs and private equity financing for REITs and real estate operating companies. He also played a pivotal role in the formation of our company. This vast experience and breadth of knowledge of our company qualify him to serve as our Chairman of the Board, President and Chief Executive Officer. In addition, our Board of Trustees believes that Mr. Cuneo’s combined role as an executive officer and the Chairman of the Board promotes effective leadership and direction for our Board of Trustees and executive management, and it provides the clear focus needed to execute our business strategies and objectives.

We do not have a lead independent trustee. Our Board of Trustees believes that it is able to effectively provide independent oversight of our business and affairs, including the risks facing our company, without an independent Chairman or a lead independent trustee through the composition of our Board of Trustees, the strong leadership of the independent trustees, the committees of our Board of Trustees and the other corporate governance policies and processes already in place. Our independent trustees actively collaborate together and through their respective committees. All of our trustees are free to suggest the inclusion of items on the agenda for meetings of our Board of Trustees or raise subjects that are not on the agenda for that meeting. Our Board of Trustees encourages open and regular communication amongst all of our independent trustees and holds regularly scheduled executive sessions of only independent trustees in order to assure independent oversight of management.

Our Board of Trustees’ Role in Risk Oversight

Our Board of Trustees plays an important role in the risk oversight of our company. Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, environmental and regulatory risks, and others such as the impact of competition. Our executive officers and our Investment Advisor are responsible for the day-to-day management of the risks our company faces, while our Board of Trustees, as a whole and through its committees, has responsibility for the oversight of risk management. In this capacity, our Board of Trustees (or a committee thereof) performs many tasks, including but not limited to, receiving regular periodic reports from our internal and external auditors, approving acquisitions and dispositions and new borrowings as well as periodically reviewing and discussing with our management the risks our company faces. In its risk oversight role, our Board of Trustees has the responsibility to satisfy itself that the risk management processes designed by our executive officers and our Investment Advisor are adequate and functioning as designed.

The committees of our Board of Trustees assist the full Board of Trustees in risk oversight by addressing specific matters within the purview of each committee. Our Audit Committee is specifically responsible, in consultation with management, our independent auditors and our internal auditor for the integrity of our company’s financial reporting processes and controls. In executing this responsibility, our Audit Committee discusses policies with respect to risk assessment and risk management, including significant financial risk exposures and the steps management has taken to monitor, control and report on such exposures. As part of this process, our Audit Committee oversees the planning and conduct of an annual risk assessment that is designed to identify and analyze risks to achieving our business objectives. The results of the risk assessment are then discussed with management and used to develop our annual internal audit plan. Our Compensation Committee considers and evaluates risks and rewards associated with our compensation policies. Our Conflicts Committee reviews and considers matters that may involve conflicts of interest and potential risks to our shareholders.

Because of the role of our Board of Trustees in the risk oversight of our company, our Board of Trustees believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. See the discussion under the heading “—Leadership Structure of our Board of Trustees” above for a discussion of why our Board of Trustees has determined that its current leadership structure is appropriate.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We have no employees. We are managed by our Investment Advisor pursuant to an advisory agreement by and among our operating partnership, CBRE Operating Partnership, L.P., or CBRE OP, our Investment Advisor and us. All of our named executive officers are employees of our Investment Advisor or one or more of its affiliates. We have not paid, and do not intend to pay, any cash compensation to our executive officers and we do not currently intend to adopt any policies with respect thereto. We do not have agreements with any of our executive officers or any employees of our Investment Advisor or its affiliates with respect to their compensation. Our Investment Advisor will determine the levels of base salary and cash incentive compensation that may be earned by our executive officers for services performed for our Investment Advisor, based on the time required for the performance of the duties of our Investment Advisor under the advisory agreement and such other factors as our Investment Advisor may determine are appropriate. Our Investment Advisor will also determine whether and to what extent our executive officers will be provided with pension, deferred compensation and other employee benefits plans and programs for their services performed for our Investment Advisor. Cash compensation paid to our executive officers for their services performed for our Investment Advisor will be paid by our Investment Advisor from the fees paid by us to our Investment Advisor under the advisory agreement. We will not control how such fees will be allocated by our Investment Advisor to its employees or employees of its affiliates. See “Certain Relationships and Related Transactions” in this proxy statement for a discussion of fees and expenses payable to our Investment Advisor and its affiliates.

We did not grant any equity-based awards to any of our executive officers during the 2010 fiscal year. As of the end of the 2010 fiscal year, none of our executive officers held any awards based on or relating to our common shares. We have adopted our 2004 equity incentive plan pursuant to which we are permitted to grant equity-based awards to our trustees, executive officers, advisors and consultants. Under this plan, our Compensation Committee will have discretion to determine whether grants of awards may be made directly to our executive officers, and the terms and conditions of any such awards. We have also adopted our 2004 performance bonus plan pursuant to which bonuses are awarded by our Compensation Committee to selected officers, key employees or other employees of ours based on a variety of factors. See “—Equity Compensation Plan Information,” for a discussion of both plans. Our Compensation Committee has not yet adopted a policy with respect to future grants of equity awards to our executive officers. We anticipate that such determinations will be made based on factors such as the desire to retain such officer’s services over the long-term. In addition, our Compensation Committee may determine to make awards to new executive officers in order to attract talented professionals to serve us.

We do not have any policy in place regarding minimum ownership requirements for either our executive officers or trustees. We do not have any policy in place regarding the ability of our executive officers or trustees to engage in hedging activities with respect to our common shares.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Trustees that the Compensation Discussion and Analysis be included in this annual proxy statement.

Submitted by our Compensation Committee

Charles E. Black (Chairman)

Martin A. Reid

Equity Compensation Plan Information

2004 Equity Incentive Plan

We have adopted a 2004 equity incentive plan. The purpose of our 2004 equity incentive plan is to provide us with the flexibility to use share options and other awards to provide a means of performance-based compensation. Key employees, directors, trustees, officers, advisors, consultants or other personnel of ours and our subsidiaries or other persons expected to provide significant services to us or our subsidiaries, including employees of our Investment Advisor, would be eligible to be granted share options, restricted shares, phantom shares, dividend equivalent rights and other share-based awards under our 2004 equity incentive plan.

The Compensation Committee, appointed by our Board of Trustees, has the full authority to administer and interpret our 2004 equity incentive plan, to authorize the granting of awards, to determine the eligibility of an employee, trustee or consultant to receive an award, to determine the number of common shares to be covered by each award, to determine the terms, provisions and conditions of each award, to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate. Our Compensation Committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. From and after the closing of our initial public offering, our 2004 equity incentive plan will be administered by a Compensation Committee consisting of two or more non-employee trustees, each of whom is intended to be, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, a non-employee trustee and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, qualify as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, or, if no committee exists, our Board of Trustees. References below to our Compensation Committee include a reference to our Board of Trustees for those periods in which our Board of Trustees is acting.

Subject to adjustment upon certain corporate transactions or events, a maximum of 20,000,000 common shares (but not more than 10% of the common shares outstanding at the time of grant) may be subject to share options, shares of restricted shares, phantom shares and dividend equivalent rights under our 2004 equity incentive plan. Any common shares withheld or surrendered by plan participants in connection with the payment of an option exercise price or in connection with tax withholding will not count towards the share limitation and will be available for issuance under our 2004 equity incentive plan. If an option or other award granted under our 2004 equity incentive plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by our Board of Trustees, no new award may be granted under our 2004 equity incentive plan after the tenth anniversary of the date that such plan was initially approved by our Board of Trustees. No award may be granted under our 2004 equity incentive plan to any person who, assuming exercise of all options and payment of all awards held by such person would own or be deemed to own more than 3.0% of our outstanding common shares.

As of December 31, 2010, no stock options, stock awards, warrants, or other rights were outstanding under our 2004 equity incentive plan, except as described in “Proposal 1: Election of Trustees—Compensation of Trustees.” As of December 31, 2010, the number of common shares remaining available for future issuance under our 2004 equity incentive plan was 19,976,000.

2004 Performance Bonus Plan

We have adopted a 2004 performance bonus plan. Annual bonuses under our 2004 performance bonus plan may be awarded by our Compensation Committee to selected officers or other employees of ours, or key employees, based on corporate factors or individual factors (or a combination of both). Subject to the provisions of our 2004 performance bonus plan, the Compensation Committee (i) determines and designate those key employees to whom bonuses are to be granted; (ii) determines, consistently with our 2004 performance bonus plan, the amount of the bonus to be granted to any key employee for any performance period; and (iii) determines, consistently with our 2004 performance bonus plan, the terms and conditions of each bonus. Bonuses may be so awarded by our Compensation Committee prior to the commencement of any performance period, during or after any performance period. No bonus shall exceed 200% of the key employee’s aggregate salary for the year. The Compensation Committee may provide for partial bonus payments at target and other levels. Corporate performance hurdles for bonuses may be adjusted by our Compensation Committee in its discretion to reflect (i) dilution from corporate acquisitions and share offerings and (ii) changes in applicable accounting rules and standards. Our Compensation Committee may determine that bonuses shall be paid in cash or shares or other equity-based grants, or a combination thereof. Our Compensation Committee may also provide that any such share grants be made under our 2004 equity incentive plan or any other equity-based plan or program we may establish. Our Compensation Committee may provide for programs under which the payment of bonuses may be deferred at the election of the employee. To the extent that compensation under our 2004 performance bonus plan is intended to qualify for certain transitional rules applicable for purposes of 162(m) of the Internal Revenue Code, it is possible that additional requirements will apply with respect to the establishment (including as to timing) of the performance goals.

As of December 31, 2010, no awards have been granted under our 2004 performance bonus plan.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks and we do not have any employees. The members of our Compensation Committee for the year ended December 31, 2010 were Messrs. Black (Chairman) and Reid.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common shares as of April 1, 2011 with respect to:

¡	each person who is the beneficial owner of more than five percent of our outstanding common shares;

¡	each of our trustees;

¡	each of our named executive officers; and

¡	all trustees and executive officers as a group.

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment powers.

Name and Address(1)	Shares Owned(2)	Percentage
Trustees and Executive Officers:
Jack A. Cuneo	120	*
Charles E. Black(3)	8,000	*
Martin A. Reid(3)	8,000	*
James M. Orphanides(3)	89,522	*
Peter E. DiCorpo	—	—
Laurie E. Romanak	—	—
Philip L. Kianka	—	—
All executive officers and trustees as a group	105,642	*

*	Less than one percent.

(1)	The address for each of our named executive officers is 47 Hulfish Street, Suite 210, Princeton, NJ 08542.

(2)

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of common shares if that person has or shares voting power or investment power with respect to those shares, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

(3)	Includes 8,000 restricted common shares awarded to our independent trustees during 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and trustees, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Based solely on a review of the copies of the forms received and written representations, we believe that during fiscal year 2010, our executive officers, trustees and persons who own more than 10% of a registered class of our equity securities complied with the beneficial ownership reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Advisory Agreement

We entered into an advisory agreement with our Investment Advisor in July 2004, which was amended and restated in October 2006, January 2009 and December 2010. Pursuant to this agreement, which was unanimously approved by our Board of Trustees, including our independent trustees, we appointed our Investment Advisor to manage, operate, direct and supervise our operations. Our Investment Advisor performs its duties as a fiduciary of us and our shareholders. Many of the services to be performed by our Investment Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that our Investment Advisor performs for us as our Investment Advisor, and it is not intended to include all of the services that may be provided to us by our Investment Advisor or by third parties. Our Investment Advisor may subcontract with third parties for the performance of certain duties on our behalf. Our Investment Advisor will only subcontract with third parties that are believed to have the requisite experience to perform their duties. Our Investment Advisor will supervise the activities of any such third parties consistent with its fiduciary duty to us. Under the terms of the advisory agreement, our Investment Advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our Board of Trustees. In its performance of this undertaking, our Investment Advisor shall, subject to the authority of our Board of Trustees:

¡	find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

¡	structure the terms and conditions of transactions pursuant to which acquisitions of assets will be made;

¡	acquire assets on our behalf in compliance with our investment objectives and policies;

¡	arrange for financing and refinancing of properties; and

¡	enter into leases and service contracts for the properties acquired.

The initial term of the advisory agreement was for one year and the term may be renewed at the end of each year of the agreement for an additional one-year period. The current term of the advisory agreement expires on April 30, 2012. Prior to any renewal, our trustees will evaluate the performance of our Investment Advisor and the criteria used in such evaluation will be reflected in the minutes of such meeting. Additionally, the advisory agreement may be terminated:

¡

immediately by us (i) in the event our Investment Advisor commits fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by our Investment Advisor, (ii) upon the bankruptcy or insolvency of our Investment Advisor, CBRE Investors and/or CB Richard Ellis Group, Inc. (iii) upon material breach of the advisory agreement by our Investment Advisor, which remains uncured after 30 days’ written notice or (iv) if there is a dissolution of any of our Investment Advisor, CBRE Investors and/or CB Richard Ellis Group, Inc.

¡	without cause or penalty by a majority of our independent trustees or by our Investment Advisor upon 60 days’ written notice; or

¡	immediately by our Investment Advisor upon our bankruptcy or any material breach of the advisory agreement by us, which remains uncured after 10 days’ written notice.

Our advisory agreement was negotiated between related parties and we did not have the benefit of arm’s length negotiations of the type normally conducted with an unaffiliated third party. Our Investment Advisor and its affiliates are paid fees, and can be reimbursed for all costs it incurs, in connection with services provided to us. Certain fees payable to our Investment Advisor are not tied to the performance of our portfolio. These payments are summarized under “—Receipt of Fees and Other Compensation and Equity in Us by our Investment Advisor and its Affiliates and our Dealer Manager and its Affiliates.” In the event the advisory agreement is terminated, our Investment Advisor will be paid all accrued and unpaid fees and expense reimbursements. In addition, an affiliate of our Investment Advisor has received one class B limited partnership interest in CBRE OP (representing 100% of the class B interest outstanding) in exchange for the services provided to us relating to our formation and future services. The class B limited partnership interest is subject to redemption by CBRE OP in the event of termination of the advisory agreement.

A majority of our independent trustees, and a majority of trustees not otherwise interested in the transaction, must approve all transactions with our Investment Advisor or any of its affiliates. Until our shares are listed on a national securities exchange, the NASDAQ Global Select Market or the NASDAQ Global Market, our independent trustees must determine from time to time, but at least annually, that our fees and expenses are reasonable in light of our performance, our net assets and net income and the fees and expenses of other comparable unaffiliated REITs. During this period, our independent trustees are also responsible for reviewing the performance of our Investment Advisor and determining that the compensation to be paid to our Investment Advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out.

Our Investment Advisor receives advisory services relating to real estate acquisitions, property management and communications with existing investors and, in addition, receives marketing and other operational services from CNL Fund Management Company, an affiliate of CNL Securities Corp., our Dealer Manager, pursuant to a sub-advisory agreement. Our Investment Advisor compensates the Sub-Advisor through certain investment management and acquisition fees, which are in an aggregate amount of approximately 14% to 19%, respectively, of such fees our Investment Advisor receives from us. The Sub-Advisor may also provide certain marketing and operational services to our Investment Advisor, for which it is entitled to receive fees, and the Sub-Advisor is also entitled to reimbursement by our Investment Advisor for certain expenses it incurs. In the event the sub-advisory agreement is terminated, the Sub-Advisor will be paid all accrued and unpaid fees and expense reimbursements. Our Investment Advisor retains ultimate responsibility for the performance of all of the matters entrusted to it under the advisory agreement.

Ownership by our Investment Advisor and its Affiliates

As of December 31, 2010, CBRE REIT Holdings LLC, an affiliate of our Investment Advisor, owned 246,361 limited partnership units, representing 0.14% of the outstanding limited partnership units in CBRE OP. CBRE REIT Holdings LLC also owned all of the class B limited partnership interest in CBRE OP. CBRE REIT Holdings LLC was formed solely to hold these ownership interests in CBRE OP and is controlled by CBRE Investors, which is an indirect wholly-owned subsidiary of CB Richard Ellis Group, Inc., or CB Richard Ellis. CBRE REIT Holdings LLC purchased the limited partnership units for an aggregate amount of $242,500, or $8.10 per unit in July 2004. The class B limited partnership interest was issued to CBRE REIT Holdings LLC as part of the consideration for our Investment Advisor entering into the advisory agreement with us and for services provided to us in connection with our formation and ongoing advisory services, such as selecting the placement agent relating to our initial private placement, sourcing members to serve on our executive management team and seeking initial investments for our portfolio. The issuance of this interest was negotiated between related parties and we did not have the benefit of arm’s length negotiations of the type normally conducted with an unaffiliated third party. CBRE Investors, an affiliate of our Investment Advisor, also purchased 269,428 of our common shares for $2,182,500, or $8.10 per share, in an initial private placement of our common shares prior to our initial public offering.

In July 2004, CBRE REIT Holdings LLC received a class C limited partnership interest in CBRE OP in exchange for the services provided to us relating to our formation and future services. Effective October 24, 2006, CBRE REIT Holdings LLC contributed the class C limited partnership interest it held in CBRE OP to CBRE OP in exchange for 216,424 limited partnership units (with an aggregate value of approximately $1,928,000). The number of units received in exchange for the class C limited partnership interest was based on an independent valuation approved by our Board of Trustees, including our independent trustees.

Peter E. DiCorpo, one of our trustees, serves as the Global Chief Operating Officer of CBRE Investors, our sponsor. Laurie E. Romanak, our Senior Vice President, Chief Financial Officer and Secretary, serves as a Managing Director of our Investment Advisor, as the Executive Managing Director and Global Head of Investment Reporting of CBRE Investors and is also a member of the investment committee of CB Richard Ellis Strategic Partners Asia II-A, L.P., or CBRE Strategic Partners Asia, an entity in which we are a limited partner. Jack A. Cuneo, our President and Chief Executive Officer and the Chairman of our board of trustees, serves as the President and Chief Executive Officer of our Investment Advisor and also serves as a Managing Director of CBRE Investors. Philip L. Kianka, our Chief Operating Officer and Executive Vice President serves as the Director of Operations of our Investment Advisor. Our Chairman, President and Chief Executive Officer and our Chief Financial Officer directly hold an aggregate of approximately a 12.9% economic interest in our Investment Advisor. Given these positions and ownership interest, these individuals owe fiduciary duties to these entities and their shareholders. Such fiduciary duties may from time to time conflict with the fiduciary duties owed to us and our shareholders.

Ownership by Affiliates of the Dealer Manager and the Sub-Advisor

Fund Investors, LLC, an affiliate of our Dealer Manager, owns 10,903 of our common shares. Additionally, CNL Fund Management Company, an affiliate of our Dealer Manager, serves as the Sub-Advisor to our Investment Advisor. Fund Investors, LLC and CNL Fund Management Company owns an aggregate 23% distribution interest in the net proceeds upon a sale of our Investment Advisor and an aggregate 24.9% voting and distribution interest (excluding distributions that CBRE Investors is entitled to with respect to 29,937 class A units) in CBRE REIT Holdings LLC. CNL Fund Management Company and Fund Investors, LLC received their interests in our Investment Advisor and in CBRE REIT Holdings LLC in return for capital contributions made to each respective entity. CNL Fund Management Company and our Dealer Manager are wholly-owned subsidiaries of CNL Capital Markets Corp.

Joint Ventures with Affiliates of our Investment Advisor

We have agreed to a capital commitment of up to $20,000,000 in CBRE Strategic Partners Asia. As of December 31, 2010, we had funded $15,040,000 of our capital commitment. CBRE Investors, our sponsor, formed CBRE Strategic Partners Asia to purchase, reposition, develop, hold for investment and sell institutional quality real estate and related assets in targeted markets in Asia, including China, Japan, India, South Korea, Hong Kong, Singapore and other Asia Pacific markets. The initial closing of CBRE Strategic Partners Asia was in October 2007 with additional commitments being accepted through January 2008. CBRE Strategic Partners Asia closed on January 31, 2008, with aggregate capital commitments of $394,203,000. CBRE Strategic Partners Asia has an eight-year term, which may be extended for up to two one-year periods with the approval of two-thirds of the limited partners.

As of December 31, 2010, CBRE Strategic Partners Asia, with its parallel fund CB Richard Ellis Strategic Partners Asia II, L.P., had aggregate investor commitments of approximately $394,203,000 from institutional investors including CBRE Investors and had acquired ownership interests in 10 properties, five in China and five in Japan. Two of the original five ownership interests located in China were sold during 2010. As of December 31, 2010, we owned an ownership interest of approximately 5.07% in CBRE Strategic Partners Asia. Our capital commitment is currently being pledged as collateral on borrowings of CBRE Strategic Partners Asia of which our pro rata portion of such borrowings was $218,000 based on our 5.07% ownership interest in CBRE Strategic Partners Asia at December 31, 2010.

CBRE Strategic Partners Asia is managed by CB Richard Ellis Investors SP Asia II, LLC, or the Investment Manager, an affiliate of CBRE Investors. The Investment Manager is entitled to an annual management fee at an annual rate equal to 1.25% of the capital commitments (or an annual rate of 1.5% of the capital commitments for limited partners (which includes us) with aggregate capital commitments of less than $50,000,000). The Investment Manager is also entitled to an acquisition fee equal to (i) for assets acquired for ground up, new development or asset repositioning involving refurbishment activity, 0.75% of CBRE Strategic Partners Asia’s pro rata share of the total acquisition cost of such investment, plus 0.375% of the amount of projected capital expenditures required for such development or refurbishment activity, or (ii) for all other assets, 0.75% of CBRE Strategic Partners Asia’s pro rata share of the total acquisition cost of such investment. Our share of investment management fees paid to the Investment Manager were approximately $282,000, $300,000 and $271,000, respectively, for the years ended December 31, 2010, 2009, and 2008, respectively. In addition our share of the acquisition fees was $104,000 for the year ended December 31, 2008, no acquisition fees were paid to the investment manager in 2010 and 2009.

We will pay our Investment Advisor investment management and acquisition fees with respect to our investment in CBRE Strategic Partners Asia. Such fees paid to our Investment Advisor will be reduced, but not below zero, by our proportionate share of the management and acquisition fees paid to the Investment Manager. As of December 31, 2010, we had paid no fees to our Investment Advisor relating to this investment.

CBRE Strategic Partners Asia is not obligated to redeem the interests of any of its investors, including us, prior to 2017. Except in certain limited circumstances such as transfers to affiliates or successor trustees or state agencies, we will not be permitted to sell our interest in CBRE Strategic Partners Asia without the prior written consent of the general partner, which the general partner may withhold in its sole discretion.

A majority of our trustees (including a majority of our independent trustees) not otherwise interested in this transaction approved the transaction as being fair, competitive and commercially reasonable.

Receipt of Fees and Other Compensation and Equity in Us by our Investment Advisor and its Affiliates and our Dealer Manager and its Affiliates

Our Investment Advisor and its affiliates perform services relating to our public offering and the investment and management of our assets. In addition, our Dealer Manager performs services in connection with the offer and sale of shares. Although we do not rely exclusively on, or have a written agreement to exclusively receive services from, CB Richard Ellis as a service provider, our Investment Advisor may seek certain services from it or an affiliated entity.

Our Investment Advisor will be paid acquisition fees up to 1.5% of (i) the purchase price of real estate investments acquired by us, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity. We may pay acquisition fees to affiliates of our Investment Advisor for a particular property acquisition in the form of brokerage fees and mortgage loan origination fees (in the event debt is placed on a property). In the event that we pay these types of acquisition fees to affiliates of our Investment Advisor, such fees will be in addition to the 1.5% paid to our Investment Advisor and our Investment Advisor will not receive any portion of such fees.

For investment management services of our real estate assets, we pay our Investment Advisor (i) a monthly fee equal to one-twelfth of 0.5% of the aggregate cost (before non-cash reserves and depreciation) of all real estate investments in our portfolio and (ii) a monthly fee equal to 5.0% of the aggregate monthly net operating income derived from all real estate investments in our portfolio. All or any portion of the investment management fee not taken as to any fiscal year may be deferred or waived without interest at the option of our Investment Advisor.

The holder of the class B limited partnership interest in CBRE OP, CBRE REIT Holdings LLC, an affiliate of our Investment Advisor, is entitled to distributions made by the CBRE OP in an amount equal to 15% of all net sales proceeds received by CBRE OP on dispositions of properties or other assets (including by liquidation, merger or otherwise) after the other partners including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to (i) the total capital contributions made to CBRE OP and (ii) a 7% annual, uncompounded return on such capital contributions.

Additionally, we will reimburse our Investment Advisor for all actual expenses it incurs in connection with our administration on an ongoing basis. Our annual operating expenses will not exceed the greater of (i) 2% of our average invested assets or (ii) 25% of our net income in any year.

In connection with the sale of properties (which shall include the sale of a specific property or the sale of a portfolio of properties through a sale of assets, merger or similar transaction), we will pay to our Investment Advisor or its affiliates a real estate commission in an amount not to exceed 50% of the brokerage commission paid; provided that 50% of such commission may not exceed 3% of the contract price of each property sold and the total brokerage commission may not exceed the lesser of a competitive total real estate commission or 6% of the contract price of the property sold.

We are a party to a dealer manager agreement with our Dealer Manager. Under the dealer manager agreement, our Dealer Manager provides certain sales, promotional and marketing services to us in connection with the distribution of common shares offered pursuant to the prospectus relating to our initial public offering. Our Dealer Manager will receive compensation for selling shares of up to 7.0% of gross proceeds from the sale of shares in the primary offering (all or a portion may be reallowed to participating broker-dealers). Our Dealer Manager is also entitled to a dealer manager fee of up to 2.0% of the gross proceeds from the sale of shares in the primary offering (all or a portion may be reallowed to participating broker-dealers) and a marketing support fee of up to 1.0% of the gross proceeds from the sale of shares in the primary offering (all or a portion may be reallowed to participating broker-dealers).

We are also a party to a selected dealer agreement with our Dealer Manager, our Investment Advisor, CBRE Investors and Ameriprise Financial Services, Inc., or Ameriprise, pursuant to which Ameriprise was appointed as a soliciting dealer in our current follow-on offering. Subject to certain limitations set forth in the selected dealer agreement, we, our Dealer Manager, our Investment Advisor and CBRE Investors, jointly and severally, have agreed to indemnify Ameriprise against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities resulting from the breach by us, our Dealer Manager, our Investment Advisor, or CBRE Investors of the selected dealer agreement. In connection with the selected dealer agreement, we separately agreed to indemnify and reimburse our Dealer Manager, our Investment Advisor and CBRE Investors under certain circumstances for any amounts each of them is required to pay pursuant to the indemnification. The selected dealer agreement contains customary representations, warranties, covenants and closing conditions. The selected dealer agreement also contains customary termination provisions and an additional right of termination by any party at any time for any reason with two days prior written notice to the other parties. On February 18, 2011, we entered into an additional selected dealer agreement with our Dealer Manager, our Investment Advisor, CBRE Investors and Securities America Inc., or Securities America, pursuant to which Securities America was appointed as a soliciting dealer in our current follow-on offering. This agreement contains substantially the same terms as the selected dealer agreement that we entered into with Ameriprise described above.

Our Investment Advisor will also receive reimbursement for all cumulative organizational and offering expenses (excluding selling commissions, our dealer manager fee and the marketing support fee) incurred by our Investment Advisor estimated to be 0.8% of aggregate gross proceeds.

Fees Paid in Connection with our Offerings

For the years ended December 31, 2010, 2009 and 2008, the Dealer Manager earned the following fees:

	Year Ended December 31,
	2010		2009		2008
	Earned(1)	Payable(2)	Earned(1)	Payable(2)	Earned(1)	Payable(2)
Selling Commissions	$29,388,000	$347,000	$23,204,000	$347,000	$13,703,000	$426,000
Dealer Manager Fees	$13,179,000	$99,000	$8,359,000	$412,000	$4,929,000	$194,000
Marketing Support Fees	$4,523,000	$50,000	$3,462,000	$111,000	$2,074,000	$80,000

(1)	Earned represents the amount expensed on an accrual basis for services provided by the Dealer Manager during the period.

(2)	Payable represents the unpaid amount due on an accrual basis to the Dealer Manager for services provided as of the balance sheet date specified.

For the years ended December 31, 2010, 2009 and 2008, the Dealer Manager and our Investment Advisor and/or its affiliates earned the following other offering costs:

	Year Ended December 31,
	2010		2009		2008
	Earned(1)	Payable(2)	Earned(3)	Payable(4)	Earned(5)	Payable(6)
Other Offering Costs	$4,633,000	$422,000	$1,426,000	$244,000	$4,115,000	$3,704,000

(1)	Included in the other offering costs earned is $4,412,000 and $221,000 for our Dealer Manager and our Investment Advisor, respectively.

(2)	Included in the payable amount is $407,000 and $15,000 due to our Dealer Manager and our Investment Advisor, respectively.

(3)	Included in the other offering costs earned is $1,266,000 and $160,000 for our Dealer Manager and our Investment Advisor, respectively.

(4)	Included in the payable amount is $243,000 and $1,000 due to our Dealer Manager and our Investment Advisor, respectively.

(5)	Included in the other offering costs earned is $3,999,000 and $116,000 for our Dealer Manager and our Investment Advisor, respectively.

(6)	Included in the payable amount is $2,692,000, $13,000 and $999,000 due to our Dealer Manager, our Investment Advisor and CB Richard Ellis, respectively.

Fees Paid in Connection with our Operations

For the years ended December 31, 2010, 2009 and 2008, our Investment Advisor and/or its affiliates earned the following fees:

	Year Ended December 31,
	2010		2009		2008
	Earned(1)	Payable(2)	Earned(1)	Payable(2)	Earned(1)	Payable(2)
Acquisition Fees and Expenses(3)	$13,056,000	$—	$4,826,000	$—	$5,670,000	$743,000
Investment Management Fees(4)	$11,611,000	$1,330,000	$7,803,000	$757,000	$3,964,000	$625,000
Property Management Fees	$955,000	$191,000	$656,000	$106,000	$491,000	$126,000

(1)	Earned represents the amount expensed on an accrual basis for services provided by our Investment Advisor during the period.

(2)	Payable represents the unpaid amount due on an accrual basis to our Investment Advisor for services provided as of the balance sheet date specified.

(3)

In connection with services provided to our Investment Advisor, the Sub-Advisor, pursuant to a sub-advisory agreement, was paid $2,216,000, $820,000, and, $921,000 by our Investment Advisor for the years ended December 31, 2010, 2009 and 2008, respectively.

(4)

Our Investment Advisor waived investment management fees of none, none and $1,529,000 for the years ended December 31, 2010, 2009 and 2008, respectively. In connection with services provided to our Investment Advisor, the Sub-Advisor, pursuant to a sub-advisory agreement, was paid $1,604,000, $1,078,000, and $547,000 by our Investment Advisor for the years ended December 31, 2010, 2009 and 2008, respectively.

CBRE Capital Markets, an affiliate of our Investment Advisor, received $1,217,000, none and $636,000 in mortgage banking fees for the years ended December 31, 2010, 2009 and 2008, respectively. Leasing and brokerage fees aggregating $895,000, $198,000 and $15,000 were paid to our Investment Advisor or its affiliates for the years ended December 31, 2010, 2009 and 2008, respectively. In addition, CB Richard Ellis, UK, an affiliate of our Investment Advisor, received a service fee in conjunction with the acquisition of Thames Valley Five totaling £24,000 ($42,000) in 2008.

Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our Board of Trustees has established a Conflicts Committee to review and approve all matters our board believes may involve a conflict of interest. In addition, our declaration of trust contains a number of restrictions relating to (i) transactions we enter into with our Investment Advisor and its affiliates, (ii) allocation of properties among affiliated entities and (iii) retention of affiliated service providers. These restrictions, which apply until our shares are listed for trading on a national securities exchange, the NASDAQ Global Select Market, or the NASDAQ Global Market, include among others, the following:

Transactions with our Investment Advisor. Except for transactions under the advisory agreement or as otherwise described in the prospectus related to our public offering, we will not accept goods or services from our Investment Advisor or its affiliates unless a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transactions, approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Property Transactions with our Investment Advisor and its Affiliates. We will not purchase or lease properties in which our Investment Advisor or its affiliates has an ownership interest without a determination by a majority of our trustees, including a majority of any independent trustees not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to us and at a price to us no greater than the cost of the property to our Investment Advisor or its affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value. We will not sell or lease properties to our Investment Advisor or its affiliates or to our trustees unless a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transaction, determine the transaction is fair and reasonable to us.

Loans. We will not make any loans to our Investment Advisor or its affiliates or to our trustees. We may not borrow money from any of our trustees or from our Investment Advisor and its affiliates unless approved by a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

Asset Acquisitions. In the event that an investment opportunity becomes available to us through the CBRE Investors network that is suitable, under all of the factors considered by our Investment Advisor, for us and another program or account managed by CBRE Investors or its affiliates, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. Investment opportunities sourced directly by our Investment Advisor and suitable for us are first presented to us before being offered to other programs or accounts. In determining whether or not such an investment opportunity is suitable for more than one program or account, our Investment Advisor shall examine, among others, the following factors:

¡	the degree to which the potential acquisition meets the investment objectives and parameters of each program or account;

¡	the amount of funds available to each program or account and the length of time such funds have been available for investment;

¡	the effect of the acquisition both on diversification of each program’s or account’s investments by type of property and geographic area, and on diversification of the tenants of its properties;

¡	the policy of each program or account relating to leverage of properties;

¡	the anticipated cash flow of each program or account;

¡	the tax effects of the purchase of each program or account; and

¡	the size of the investment.

If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our Board of Trustees and our Investment Advisor, to be more appropriate for a program or account other than the program or account that committed to make the investment, our Investment Advisor may determine that another program or account affiliated with our Investment Advisor will make the investment. Our Board of Trustees (including our independent trustees) has a duty to ensure that the method used by our Investment Advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable, and has concluded that the procedures described above are reasonable. Such procedures are reviewed regularly by our Board of Trustees.

Affiliated Service Providers. Our Investment Advisor will attempt to retain the best real estate service providers available in the market. Although we do not rely exclusively on, nor have a written agreement to exclusively receive services from, CB Richard Ellis as a service provider, our Investment Advisor may seek certain services, such as leasing, property management and brokerage, from it or an affiliated entity. CB Richard Ellis, directly or indirectly, has the capability to provide services relating to acquisitions, dispositions, leasing, property management, construction supervision and mortgage banking. We have engaged affiliates of CB Richard Ellis to provide certain property management services and mortgage banking services in connection with properties we own. Our Investment Advisor must review any proposal for services from an affiliate and determine, based on research conducted by our Investment Advisor’s investment team, that it is the best combination of service, staffing and cost available in the market.

OTHER MATTERS

Solicitation of Proxies

We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our trustees, officers and certain employees of affiliates of our company may also solicit proxies personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. In addition, we intend to utilize the proxy solicitation services of Broadridge Financial Solutions, Inc., at an estimated base cost of $2,500, plus additional fees ranging from $0.50 to $3.75 per contact with shareholders via telephone and other related matters, and reimbursement of reasonable out-of-pocket expenses.

Shareholder Proposals

Shareholder proposals intended to be presented at the 2012 annual meeting of shareholders must be received by our Secretary no later than December 31, 2011, in order to be considered for inclusion in our proxy statement relating to the 2012 meeting pursuant to Rule 14a-8 under the Exchange Act.

For a proposal of a shareholder to be properly presented at the 2012 annual meeting of shareholders, other than a shareholder proposal included in the proxy statement pursuant to Rule 14a-8, such proposal must be received at our principal executive offices on or after March 19, 2012 and on or before April 18, 2012, unless the 2012 annual meeting of shareholders is scheduled to take place before May 18, 2012 or after August 16, 2012. Under our bylaws, shareholders must follow certain procedures to nominate a person for election as a trustee at an annual or special meeting, or to introduce an item of business at an annual meeting. A shareholder must notify our Secretary in writing of the trustee nominee or the other business. To be timely under our current bylaws, the notice must be delivered to our secretary, along with the appropriate supporting documentation, as applicable, at our principal executive office not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any such proposal should be mailed to: CB Richard Ellis Realty Trust, 47 Hulfish Street, Suite 210, Princeton, NJ 08542, Attn: Laurie E. Romanak, Secretary.

Other Matters

Our Board of Trustees does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

By Order of our Board of Trustees,

Laurie E. Romanak

Secretary

Los Angeles, California

April 20, 2011

P.O. BOX 4920

ORLANDO, FL 32802-4920

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 16, 2011. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on June 16, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY

Sign up today to receive next year’s annual report and proxy materials via the Internet rather than by mail. Additional mailings, such as distribution statements and tax forms are also available electronically. To sign up to receive these mailings electronically, or to review or change your current delivery preferences, please visit our website at www.CBRERealtyTrust.com/gopaperless.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M32592-P11063	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CB RICHARD ELLIS REALTY TRUST

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE FOLLOWING ITEMS:

1. To elect all trustees to serve until the 2012 annual meeting of shareholders and until their successors are duly elected and qualify.

Nominees:

01) Jack A. Cuneo

02) Charles E. Black

03) Martin A. Reid

04) James M. Orphanides

05) Peter E. DiCorpo

For All	Withhold All	For All Except
0	0	0

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

2. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

For	Against	Abstain
0	0	0

3. To act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying notice of annual shareholders meeting, the proxy statement with respect thereof and our annual report to shareholders with respect to our 2010 fiscal year, the terms of each of which are incorporated by reference, and hereby revoke(s) any proxy or proxies heretofore given with respect to the meeting. This proxy may be revoked at any time before it is exercised.

For address changes and/or comments, please check this box and write them on the back where indicated. 0

Important: Please sign exactly as name appears herein. Joint owners should each sign personally. Trustees and others signing in a representative or fiduciary capacity should indicate their full titles in such capacity.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY

MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS

The Notice and Proxy Statement and the 2010 Annual Report to Shareholders are available at: www.proxyvote.com

☐ FOLD & DETACH HERE ☐

Proxy

CB Richard Ellis Realty Trust

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.

This Proxy will be voted as directed. If the proxy is returned signed, but no direction is given, it will be voted “FOR” the matters stated.

The undersigned shareholder of CB Richard Ellis Realty Trust, a Maryland real estate investment trust, hereby appoints Jack A. Cuneo and Laurie E. Romanak, and each of them, as proxies, with full power of substitution in each, to attend the Annual Meeting of Shareholders of the Company to be held at the Nassau Inn, Ten Palmer Square, Princeton, New Jersey, on June 17, 2011, at 1:00 p.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

When properly executed, votes entitled to be cast by the undersigned will be cast in the manner directed herein by undersigned shareholder(s). If no direction is given, the votes entitled to be cast by the undersigned will be cast FOR the nominees of our Board of Trustees listed in Proposal 1 and FOR Proposal 2. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the annual meeting and any adjournments or postponements thereof. A shareholder wishing to vote in accordance with our Board of Trustees’ recommendations need only sign and date this proxy and return it in the enclosed envelope.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be marked, dated, and signed on the other side.)

For your convenience, cast your

vote via telephone, mail or Internet.

But most importantly . . .

Please Vote!

☑	Please Vote…

We encourage you to cast your vote promptly so we can avoid additional costs associated with soliciting your vote. Your vote will not be cast automatically for you.

☑	Read the Enclosed Materials…

Enclosed is the following information for the CB Richard Ellis Realty Trust Annual Meeting of Shareholders:

¡	2010 Annual Report
¡	Proxy Statement that describes the proposals to be voted upon
¡	Proxy card for each registration*

*You may have more than one proxy card included in your packet because you have multiple registrations. Please be sure to vote all proxies in your packet.

☑	Complete the Proxy Card and Return by Mail…

On the Proxy Card, cast your vote on the proposals, sign and return it in the postage-paid envelope provided. Please note, all parties must sign.

…Or Vote by Telephone

Call (800) 690-6903 using a touch-tone telephone and follow the simple, recorded instructions. Your control number is located on the proxy card.

…Or Vote by Internet

Visit www.proxyvote.com and follow the online instructions to cast your vote. Your control number is located on the proxy card.

If you voted by telephone or the Internet, please DO NOT mail back the proxy card.

☑	For Assistance…

If you have any questions or need assistance with completing your proxy card, please call our proxy solicitor, Broadridge Financial Solutions, Inc., at (866) 776-7030.

Thank you!

We appreciate your participation and support. Again, please be sure to vote.

Your vote is important!